Exhibit 3.52

Microfilm Number	Filed with the Department of State on OCT 28, 1998

Entry Number 2843231	/s/ Kim Pizzarelli
ACTING Secretary of the Commonwealth

ARTICLES OF INCORPORATION FOR PROFIT

DSCB:15-1306/2102/2303/2702/2903/7102a (Rev90)

Indicate type of domestic corporation (check one):

☑ Business-stock (15 Pa. C.S. § 1306)	☐ Management (15 Pa. C.S. § 2702)
☐ Business-nonstock (15 Pa. C.S. § 2102)	☐ Professional (15 Pa. C.S. § 2903)
☐ Business-statutory close (15 Pa. C.S. § 2303)	☐ Cooperative (15 Pa. C.S. § 7102A)

In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby state(s) that:

1.	The name of the corporation is Sbarro Pennsylvania, Inc.

2.	The (a) address of the corporation’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a)
	Number and Street	City	State	Zip	County

(b)	c/o:	CT CORPORATION SYSTEM	PHILADELPHIA
		Name of Commercial Registered Office Provider	County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.	The corporation is incorporated under the provision of the Business Corporation Law of 1988.

4.	The aggregate number of shares authorized is: Two Hundred (200) without par value (other provisions, if any, attach 8 1/2 x 11 sheet)

5.	The name and address, including street and number, if any, of each incorporator is:

Name	Address
Barbara A. Dawson	1633 Broadway, New York, New York 10019
Nora Sullivan	1633 Broadway, New York, New York 10019

6. The specific effective date, if any, is	March	4	1998	N/A
	month	day	year	hour, if any

7.	Any additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet. N/A

8.	Statutory close corporations only: Neither the corporation nor any shareholder ____ make an offering of any of its shares of any class that would constitute a “public offering” within the meaning of the Securities Act of 1933 (15 U.S.C. § 77a et seq.). N/A

9.	Cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is N/A

IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed these Articles of Incorporation this 28th day of October 1998.

/s/ Nora Sullivan	/s/ Barbara A. Dawson
(Signature)	(Signature)
Nora Sullivan	Barbara A. Dawson